UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2017

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28167	52-2126573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Telephone Ave Anchorage, Alaska	99503
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code	(907) 297 - 3000

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act     ⃞

Section 8 – Other Information

Item 8.01.          Other Events.

On June 1, 2017, Alaska Communications Systems Group, Inc. (the “Company”) issued a press release announcing that its Board of Directors will no longer seek stockholder approval to amend the Company’s 2011 Incentive Award Plan. The proposal has been withdrawn from the agenda for the Company’s annual meeting on June 6, 2017 (the “Annual Meeting”). The withdrawal of this proposal has no effect on any of the other proposals or matters set forth in the Company’s proxy statement for the Annual Meeting.

A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Alaska Communications Systems Group, Inc. Press Release dated June 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

	By:	/s/ Leonard A. Steinberg
	Name:	Leonard A. Steinberg
	Title:	Corporate Secretary
Date: June 1, 2017

Exhibit Index

Exhibit No.	Description

99.1	Alaska Communications Systems Group, Inc. Press Release dated June 1, 2017.